                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

First Tier Subsidiary:

                  Alliance Resource Operating Partners, L.P. ("AROP") (98.9999% limited partner interest)

Second Tier Subsidiary:

                  Alliance Coal, LLC ("ALLC") (AROP holds a 99.999% non-managing membership interest)

Third Tier Subsidiaries:    (ALLC holds a 100% membership interest in (or holds
                            100% of the outstanding capital stock of) each of the third-tier subsidiaries)

                  Alliance Land, LLC
                  Alliance Properties, LLC
                  Alliance Service, Inc.
                  Backbone Mountain, LLC
                  Excel Mining, LLC
                  Gibson County Coal, LLC
                  Hopkins County Coal, LLC
                  MC Mining, LLC
                  Mettiki Coal, LLC
                  Mettiki Coal (WV), LLC
                  Mt. Vernon Transfer Terminal, LLC
                  Pontiki Coal, LLC
                  Warrior Coal, LLC
                  Webster County Coal, LLC
                  White County Coal, LLC

All of the above entities are formed or incorporated, as the case may be, under the laws of the State of Delaware.